Exhibit 99.3

[G REIT, INC. LETTERHEAD]

January 7, 2008

Dear Stockholder of G REIT, Inc.:

In accordance with the Plan of Liquidation previously approved by the Company’s stockholders, the Company intends to enter into a liquidating trust agreement (the “Trust Agreement”) on or about January 22, 2008, for the purpose of winding up the Company’s affairs and liquidating its assets. It is currently anticipated that, on or about January 28, 2008, the Company will transfer its then remaining assets to the Trustees (as defined below) of the G REIT Liquidating Trust (the “Liquidating Trust”). The Liquidating Trust will also assume the Company’s then remaining liabilities. The Company’s stock transfer books will be closed as of the close of business on January 22, 2008 (the “Record Date”).

The Company’s Plan of Liquidation provides that the Company may transfer its remaining assets to the Liquidating Trust within two years following the stockholder approval of the Plan of Liquidation. The transfer of the Company’s assets and liabilities to the Liquidating Trust preserves the Company’s ability to have deducted amounts distributed pursuant to the Plan of Liquidation as dividends and thereby not be subject to federal income tax on such amounts. In addition, the Company expects that the transfer of assets to the trust will enable the Company to reduce the costs associated with public reporting obligations and related audit expenses that may not be applicable to the Liquidating Trust.

Under the terms of the proposed Trust Agreement, on or about January 22, 2008, each stockholder of the Company on the Record Date (each, a “beneficiary”) automatically will become the holder of one unit of beneficial interest in the Liquidating Trust for each share of the Company’s common stock then held of record by such stockholder. Upon the transfer of the assets and liabilities of the Company to the Liquidating Trust, all outstanding shares of the Company’s common stock will be deemed cancelled. Stockholders of the Company on the Record Date will not be required to take any action to receive beneficial interests in the Liquidating Trust. The rights of beneficiaries will not be represented by any form of certificate or other instrument. Rather, the Trustees will maintain a record of the name and address of each beneficiary and such beneficiary’s aggregate units of beneficial interest in the Liquidating Trust. Subject to certain exceptions related to transfer by will, intestate succession or operation of law, beneficial interests in the Liquidating Trust will not be transferable, nor will a beneficiary have authority or power to sell or in any other manner dispose of any such beneficial interest.

In addition, immediately before the transfer of the Company’s assets and liabilities to the Liquidating Trust, the Company’s operating partnership will redeem the special limited partner interest held by Triple Net Properties, LLC (“Triple Net Properties”), in exchange for the right to receive 15% of certain distributions made by the Company and the Liquidating Trust after the Company’s stockholders have received certain returns, as provided by the partnership agreement.

It is currently contemplated that the initial trustees (the “Trustees”) of the Liquidating Trust will be all of the members of the current board of directors of the Company. Successor trustees may be appointed to administer the Liquidating Trust in accordance with the terms of the Liquidating Trust Agreement. It is expected that from time to time the Liquidating Trust will make distributions of its assets to beneficiaries, but only to the extent that such assets will not be needed to provide for the liabilities (including contingent liabilities) assumed by the Liquidating Trust. No assurances can be given as to the amount or timing of any distributions by the Liquidating Trust.

For federal income tax purposes, on the date the assets and liabilities of the Company are transferred to the Liquidating Trust, each stockholder of the Company on the Record Date will be treated as having received a pro rata share of the assets of the Company to be transferred to the Liquidating Trust, less such stockholder’s pro rata share of the liabilities of the Company (“net equity”) assumed by the Liquidating Trust. Accordingly, on that date each stockholder should recognize gain or loss in an amount equal to the difference between (x) the fair market value of such stockholder’s pro rata share of the net equity of the Company that is transferred to the Liquidating Trust, and (y) such stockholder’s adjusted tax basis in the shares of the Company’s common stock held by such stockholder on the Record Date.

The Liquidating Trust is intended to qualify as a “liquidating (grantor) trust” for federal income tax purposes. As such, the Liquidating Trust should not itself be subject to federal income tax. Instead, each beneficiary shall take into account in computing its taxable income, its pro rata share of each item of income, gain, loss and deduction of the Liquidating Trust, regardless of the amount or timing of distributions made by the Liquidating Trust to beneficiaries. Distributions, if any, by the Liquidating Trust to beneficiaries generally should not be taxable to such beneficiaries. The Trustees will furnish to beneficiaries of the Liquidating Trust a statement of their pro rata share of the assets transferred by the Company to the Liquidating Trust, less their pro rata share of the Company’s liabilities assumed by the Liquidating Trust so that they may calculate their gain or loss on the transfer. On a yearly basis, the Trustees also will furnish to beneficiaries a statement of their pro rata share of the items of income, gain, loss, deduction and credit (if any) of the Liquidating Trust to be included on their tax returns.

The state and local tax consequences of the transfer of assets to the Liquidating Trust may be different from the federal income tax consequences of such transfer. In addition, any items of income, gain, loss, deduction or credit of the Liquidating Trust, and any distribution made by the Liquidating Trust, may be treated differently for state and local tax purposes than for federal income tax purposes.

The tax summary in this letter is for general informational purposes only and does not address all possible tax considerations that may be material to a stockholder of the Company and does not constitute legal or tax advice. Moreover, it does not deal with all tax aspects that might be relevant to a stockholder of the Company, in light of its personal circumstances, nor does it deal with particular types of stockholders that are subject to special treatment under the federal income tax laws. To ensure compliance with requirements imposed by the Internal Revenue Service, any tax information contained in this press release is not intended or written to be used, and cannot be used, for the purpose of (i) avoiding penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any transaction or matter addressed herein.

Stockholders of the Company are urged to consult with their tax advisers as to the tax consequences to them of the establishment and operation of, and distributions, if any, by, the Liquidating Trust.

There are a number of important factors that could cause actual events to differ materially from those indicated in this letter. If the board of directors of the Company should determine to extend the Record Date beyond January 22, 2008, the Company will issue a press release announcing such date. For additional information regarding the Company’s Plan of Liquidation, please see the periodic reports and proxy statements that the Company has filed with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934. The SEC maintains a website at www.sec.gov, which contains copies of these reports and proxy statements. Also, see the attached “Questions and Answers about the Company’s Liquidation.” If you have any questions or require additional information, an investor services representative is available to assist you at (877) 888-7348 ext. 411 or email investor-services@1031nnn.com.

Sincerely,

/s/ Scott D. Peters
Scott D. Peters
Chief Executive Officer and President

Questions and Answers about the Company’s Liquidation

The following are some of the questions you may have as a stockholder of the Company, and answers to those questions, in connection with the liquidation and dissolution of the Company and the related transfer of its assets and liabilities to a liquidating trust.

Q:	What is the purpose of the Liquidating Trust?

A:	The purpose of the Liquidating Trust is to wind up the Company’s affairs and liquidate the Company’s assets, including, but not limited to, the sale of its sole remaining real estate asset, to make appropriate provision for the Company’s remaining obligations and to make distributions to the Company’s former stockholders of available liquidation proceeds.

Q:	Why is the Company transferring assets to a Liquidating Trust to complete its liquidation?

A:	The Company’s Plan of Liquidation provides that the Company may transfer its remaining assets to the Liquidating
Trust two years following the stockholder approval of the Plan of Liquidation. The transfer of the Company’s assets and liabilities to the Liquidating Trust should preserve the Company’s ability to have deducted amounts distributed pursuant to the Plan of Liquidation as dividends and thereby not be subject to federal income tax on such amounts. In addition, the Company expects that the transfer of assets to the trust will enable the Company to reduce the costs associated with public reporting obligations and related audit expenses that may not be applicable to the Liquidating Trust.

Q:	When do the Trustees expect to complete the liquidation process?

A:	The Trustees expect to complete the liquidation of the Liquidating Trust’s assets by December 31, 2008.

Q:	What will I receive in connection with the establishment of the Liquidating Trust?

A:	Under the terms of the proposed Liquidating trust agreement, if you are a stockholder of record of the Company on January 22, 2008, you automatically will become the holder of one unit of beneficial interest in the
Liquidating Trust for each share of the Company common stock then held of record by you. Upon the transfer of all of the Company’s assets and liabilities to the Liquidating Trust, all outstanding shares of the Company’s common stock automatically will be deemed cancelled. As long as you are a stockholder of record of the Company on January 22, 2008, you will not be required to take any action to receive beneficial interests in the
Liquidating Trust. You do not need to, and should not, send in your stock certificates. On the date that the
Company’s assets and liabilities are transferred to the Liquidating Trust, the economic value of each unit of beneficial interest will be equivalent to the economic value of one share of the Company’s common stock.

Q:	What is the last date upon which I can transfer my shares of the Company’s stock?

A:	January 22, 2008. The Company’s stock transfer books will be closed as of the close of business on such.

Q:	Will I be able to transfer, sell or otherwise dispose of my interest in the Liquidating Trust?

A:	Generally, if you become a beneficiary of the Liquidating Trust, you will not be able to transfer your beneficial interests in the Liquidating Trust and you will not have authority or power to sell, assign, transfer, encumber or in any other manner dispose of such beneficial interests. However, beneficial interests will be assignable or transferable by will, intestate succession or operation of law.

Q:	When will I receive distributions from the Liquidating Trust?

A:	It is expected that from time to time the Liquidating Trust will make cash distributions to beneficiaries, after providing for appropriate reserves for liabilities (including contingent liabilities) assumed by the Liquidating
Trust. Because we cannot be certain about the precise net realizable value of our assets and the ultimate amount of our liabilities, we are not able to predict accurately the aggregate cash amounts which will ultimately be distributed to you or the timing of any such distributions. The amount and timing of remaining distributions will be determined by the Trustees of the Liquidating Trust based on funds available, net proceeds realized from the remaining assets, the timing of asset sales, whether the Trust’s total assets exceed total liabilities at such time, whether the Trust has provided for the level of reserves deemed necessary or appropriate and other considerations.

Q:	What are the federal income tax consequences to me of the establishment of the Liquidating Trust?

A:	You will be treated as having received a pro rata share of the assets transferred by the Company to the
Liquidating Trust, less a pro rata share of the Company’s liabilities assumed by the Liquidating Trust, and will be required to take into account a pro rata share of the Liquidating Trust’s items of income, gain, loss, deduction or credit, regardless of the amount or timing of distributions made by the Liquidating Trust to you.
Distributions, if any, in the Liquidating Trust to you generally should not be taxable to you.
The Trustees will furnish to you a statement of your pro rata share of the assets transferred by the Company to the Liquidating Trust, less your pro rata share of the Company’s liabilities assumed by the Liquidating Trust so that you may calculate your gain or loss on the transfer. On a yearly basis, the Trustees also will furnish to you a statement of your pro rata share of the items of income, gain, loss, deduction and credit (if any) of the
Liquidating Trust to be included on your tax returns. In addition, you may receive 1099’s from the Liquidating
Trust to report any interest, dividends or proceeds from sales transactions.
You are urged to consult with your tax adviser as to the tax consequences to you of the establishment and operation of, and distributions, if any, by, the Liquidating Trust.

Q:	Who will maintain records of how many units of beneficial interest I own and my address?

A:	The Trustees of the Liquidating Trust will maintain a record of the name and address of each beneficiary and such beneficiary’s aggregate units of beneficial interest in the Liquidating Trust.

Q:	Will I receive notice when I become a beneficiary of the Liquidating Trust?

A:	Shortly after the formation of the Liquidating Trust, the Trustees of the Liquidating Trust will mail to each owner of a beneficial interest in the Liquidating Trust a notice indicating how many units of beneficial interest such person beneficially owns and containing other relevant information, including information as to how you can contact the Trustees.

Q:	Who can help answer my additional questions?

A:	For additional information regarding the Company’s Plan of Liquidation, please see the periodic reports and proxy statements that the Company has filed with the Securities and Exchange Commission in accordance with the requirements of the Securities Exchange Act of 1934. The SEC maintains a website at www.sec.gov, which contains copies of these reports and proxy statements. If you have any questions or require additional information, an investor services representative is available to assist you at (877) 888-7348 ext. 411 or email
investor-services@1031nnn.com.